UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
_________________________________________________________________

Date of Report (Date of earliest event reported):  April 13, 2011

Anaren, Inc.
(Exact name of registrant as specified in charter)

New York	000-06620	16-0928561
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6635 Kirkville Road, East Syracuse, New York 13057
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (315) 432-8909

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02.	Termination of a Material Definitive Agreement

On April 13, 2011, Anaren, Inc. (the “Company”) entered into a Termination Agreement, dated as of April 13, 2011, by and among the Company, AML Communications, Inc. (“AML”), Jacob Inbar, Tiberiu Mazilu, Edwin McAvoy and Deepak Alagh (the “Termination Agreement”), to terminate the Agreement and Plan of Merger, dated as of February 13, 2011, by and among the Company, AML, and Project Orange Acquisition Corp. (the “Merger Agreement”).  The material terms of the Merger Agreement were described in the Current Report on Form 8−K filed by the Company on February 14, 2011, and such description is incorporated herein by reference.

Pursuant to the Termination Agreement, the Company and AML have mutually agreed to terminate the Merger Agreement and the ancillary documents executed in connection with the Merger Agreement due to AML’s delivery of a Recommendation Change Notice indicating that AML’s Board of Directors intended to withdraw its recommendation of the Company’s acquisition.  In accordance with the terms and conditions of the Termination Agreement and the Merger Agreement, AML has paid a termination fee in the amount of $800,000.  The parties to the Termination Agreement have released each other from claims relating to the Merger Agreement (except for claims arising under the Termination Agreement or a breach of the confidentiality agreement executed by AML and the Company).

The foregoing description of the Termination Agreement is qualified in its entirety by reference to the full text of the Termination Agreement, which is attached to this Current Report on Form 8-K as Exhibit 2.1 and incorporated herein by reference in its entirety.

Item 9.01   Financial Statements and Exhibits

(d)           Exhibits

Exhibit Number	Description

2.1	Termination Agreement, dated April 13, 2011, among Anaren, Inc., AML Communications, Inc., Jacob Inbar, Tiberiu Mazilu, Edwin McAvoy and Deepak Alagh

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

DATE:              April 15, 2011

ANAREN, INC.

By: /s/ Lawrence A. Sala
Name: Lawrence A. Sala
Title: President and Chief Executive Officer